UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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[ ]   14a-6(e)(2))
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[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HANDY HARDWARE WHOLESALE, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
- --------------------------------------------------------------------------------
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                          [HANDY HARDWARE LETTERHEAD]


TO:  HANDY HARDWARE SHAREHOLDERS                                  March 30, 2001

                           AMENDMENT TO HANDY BYLAWS
                           -------------------------

Enclosed is the notice of Handy's annual shareholders meeting and proxy statement. In addition to the election of directors, there are three proposals for consideration in the proxy statement related to the Company's Bylaws.

The Company's Bylaws were last amended March 5, 1987. The Bylaws need to be amended to more closely conform to the structure and operation of the Company as it exists today. Amending the Bylaws would enable the Company to put into effect much needed changes as described in Proposal 2, 3 and 4.

PROPOSAL 2.         TO PERMIT THE ISSUANCE OF UNCERTIFICATED  SHARES  OF CAPITAL
                    STOCK IN LIEU OF A PRINTED CERTIFICATE.

Stock records would be maintained by computer thereby saving countless man-hours of preparation and recordkeeping. It would also eliminate the problem of "lost certificates."

PROPOSAL 3.         ALLOW  DIRECTORS  THE  OPTION TO SET A DATE AND TIME FOR THE
                    ANNUAL MEETING OF SHAREHOLDERS.

This would allow flexibility for the Company to schedule an annual shareholders meeting to coincide with some specific situation rather than being locked in to always meeting the second Wednesday in May each year. An example of a particular situation would be to hold a shareholders meeting that coincides with Handy's Dealer Market.

PROPOSAL 4.         PROVIDE  FOR THE COMPANY TO DELIVER  NOTICE OF  SHAREHOLDERS
                    MEETING(S) UP TO 60 DAYS PRIOR TO THE MEETING.

The 60-day time frame would be most beneficial in providing adequate time for the Company to prepare all documents necessary for shareholder meetings.

Shareholders' approval of Proposal Number 2, 3 and 4 would alleviate the burdensome task of manually preparing stock certificates and providing for flexibility in scheduling shareholder meetings, in addition to conforming the Bylaws to current law. We urge you to read the proxy statement before voting on these proposals. Your consideration and support are most appreciated and thanks for being a Handy Member.

                                                  /s/ Jim Tipton
                                                  ------------------------------
                                                  Jim Tipton
                                                  President